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                                          EXHIBIT 23, ANNUAL REPORT ON FORM 10-K
                                            FOR THE YEAR ENDED DECEMBER 31, 1998
                                                   COMMISSION FILE NUMBER 1-3671

                          GENERAL DYNAMICS CORPORATION

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference into this Form 10-K for the year ended December 31, 1998, into the company's previously filed registration statements on Form S-8 file numbers 33-23448, 2-23904, 2-23032, 2-28952, 2-50980, 2-24270 and 33-42799.

                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------
                                                             ARTHUR ANDERSEN LLP

Washington, D.C.,
March 18, 1999